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\\FS29\SYS\LEGAL\WPDOC2\NSAR\2001\FSS-77D(g) -2001.doc
NAME OF REGISTRANT:
Franklin Strategic Series
File No. 811-6243

EXHIBIT ITEM No. 77D(g): Policies with respect to security investments


Resolutions from the Franklin Strategic Series minutes of the regular meeting of the board of trustees, dated July 19, 2001:

     RESOLVED, that effective September 1, 2001, the Franklin Biotechnology Discovery Fund adopt a non-fundamental policy that it will normally invest at least 80% of its net assets in investments of biotechnology and discovery research firms, and that this policy is changeable only upon sixty days' advance notice to shareholders; and

     FURTHER RESOLVED, that effective September 1, 2001, the Franklin Biotechnology Discovery Fund's non-fundamental policies be, and they are hereby amended to require that it may invest up to 20% of its net assets in investments of any type of U.S. or foreign issuer; and

     FURTHER RESOLVED, that effective September 1, 2001, the Franklin California Growth Fund adopt a non-fundamental policy that it will normally invest at least 80% of its net assets in investments of California companies, and that this policy is changeable only upon sixty days' advance notice to shareholders; and

     FURTHER RESOLVED, that effective September 1, 2001, the Franklin California Growth Fund's non-fundamental policies be, and they are hereby amended to require that it may invest up to 20% of its net assets in investments of non-California companies; and

     FURTHER RESOLVED, that effective September 1, 2001, the Franklin Global Communications Fund adopt a non-fundamental policy that it will normally invest at
     least   80%  of  its  net  assets  in  investments   of
     communications companies, and that this policy is changeable only upon sixty days' advance notice to shareholders; and

     FURTHER RESOLVED, that effective September 1, 2001, the Franklin Global Communications Fund's non-fundamental policies be, and they are hereby amended to require that it may invest up to 20% of its net assets in investments of any type of foreign or U.S. issuer; and

     FURTHER RESOLVED, that effective September 1, 2001, the Franklin Global Health Care Fund adopt a non-fundamental policy that it will normally invest at least 80% of its net assets in investments of health care companies, and that this policy is changeable only upon sixty days' advance notice to shareholders; and

     FURTHER RESOLVED, that effective September 1, 2001, the Franklin Global Health Care Fund's non-fundamental policies be, and they are hereby amended to require that it may invest up to 20% of its net assets in investments of any type of foreign or U.S. issuer; and

     FURTHER RESOLVED, that effective September 1, 2001, the Franklin Large Cap Growth Fund adopt a non-fundamental policy that it will normally invest at least 80% of its net assets in investments of large cap growth companies, and that this policy is changeable only upon sixty days' advance notice to shareholders; and

     FURTHER RESOLVED, that effective September 1, 2001, the Franklin Natural Resources Fund adopt a non-fundamental policy that it will normally invest at least 80% of its net assets in investments of companies in the natural resources sector, and that this policy is changeable only upon sixty days' advance notice to shareholders; and

     FURTHER RESOLVED, that effective September 1, 2001, the Franklin Natural Resources Fund's non-fundamental policies be, and they are hereby amended to require that it may invest up to 20% of its net assets in investments of any type of foreign or U.S. issuer; and

     FURTHER RESOLVED, that effective September 1, 2001, the Franklin Small Cap Growth Fund I, which will be named "Franklin Small-Mid Cap Growth Fund" effective September 1, 2001, adopt a non-fundamental policy that it will normally invest at least 80% of its net assets in investments of small and mid-cap companies, and that this policy is changeable only upon sixty days' advance notice to shareholders; and

     FURTHER RESOLVED, that effective September 1, 2001, the Franklin Small Cap Growth Fund I's non-fundamental policies be, and they are hereby amended to require that it may invest up to 20% of its net assets in investments of large cap companies; and

     FURTHER RESOLVED, that effective September 1, 2001, the Franklin Small Cap Growth Fund II adopt a non-fundamental policy that it will normally invest at least 80% of its net assets in investments of small cap companies, and that this policy is changeable only upon sixty days' advance notice to shareholders; and

     FURTHER RESOLVED, that effective September 1, 2001, the Franklin Small Cap Growth Fund II's non-fundamental policies be, and they are hereby amended to require that it may invest up to 20% of its net assets in investments of large cap companies; and

     FURTHER RESOLVED, that effective September 1, 2001, the Franklin Technology Fund adopt a non-fundamental policy that it will normally invest at least 80% of its net assets in investments of companies expected to benefit from the development, advancement, and use of technology, and that this policy is changeable only upon sixty days' advance notice to shareholders; and

     FURTHER RESOLVED, that effective September 1, 2001, the Franklin U.S. Long-Short Fund adopt a non-fundamental policy that it will normally invest at least 80% of its net assets in investments of U.S. companies, and that this policy is changeable only upon sixty days' advance notice to shareholders; and

     FURTHER RESOLVED, that the appropriate officers and agents of the Trust be authorized to take such actions, and to execute and deliver such instruments, certificates and documents, including making changes to existing non-fundamental policies as may be necessary or appropriate, in order to effectuate the foregoing, in compliance with the Names Rule.


     RESOLVED, that the definition of "large cap" for the Franklin Large Cap Growth Fund (the "Fund") be amended to define large cap companies as those with market cap values within the top 50% of companies in the Russell 1000 Index at the time of purchase; and

     FURTHER RESOLVED, that such change, to become effective as of September 1, 2001, be reflected in the Fund's updated annual prospectuses; and

     FURTHER RESOLVED, that the appropriate officers of the Trust take all steps necessary to accomplish this.